SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2003

SPS TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Pennsylvania	1-4416	23-1116110
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

Two Pitcairn Place, Suite 200

165 Township Line Road

Jenkintown, Pennsylvania 19046

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(215) 517-2000

ITEM 5.    OTHER EVENTS.

On October 30, 2003, Precision Castparts Corp. issued a press release announcing that the waiting period under the Hart-Scott Rodino Antitrust Improvements Act with respect to its acquisition of SPS Technologies, Inc. expired at 11:59 p.m. EST on October 29, 2003, without further extension. The press release is filed as Exhibit 99.1 to this report.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Business Acquired:    Not Applicable

(b) Pro Forma Financial Information:    Not Applicable

(c) Exhibits:

99.1	Press Release of Precision Castparts Corp. issued on October 30, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS TECHNOLOGIES, INC.

Date: October 30, 2003	By:	/s/ JAMES D. DEE
James D. Dee Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Precision Castparts Corp. issued on October 30, 2003

4